Exhibit 1 January 26, 2011 Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549-7561 Dear Sirs/Madams: We have read China Enterprises Limited’s Form 6-K dated January 26, 2011, and have the following comments: 1. We agree with the statements made in paragraph 2, 4 and 5. 2. We have no basis on which to agree or disagree with other statements of the registrant contained therein. Yours truly, Deloitte Touche Tohmatsu Audit Tax Consulting Financial Advisory Member of Deloitte Touche Tohmatsu